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                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                             RV HOLIDAY.COM, INC.

                                      AND

                            SOUTHSHORE CORPORATION

                                      AND

                         SOUTHSHORE ACQUISITION CORP.

                         DATED AS OF DECEMBER 20, 1999


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                               TABLE OF CONTENTS


SECTION 1:     GENERAL DEFINITIONS                          1
1.2  Best Knowledge                                         1
1.3  Control                                                1
1.4  Exchange Act                                           1
1.5  Fiscal Year                                            2
1.6  Governmental Authority                                 2
1.7  Governmental Requirement                               2
1.8  Legal Requirements                                     2
1.9  Net Worth                                              2
1.10 Person                                                 2
1.11 Exhibit                                                2
1.12 Section                                                2
1.13 Securities Act                                         2
1.14 Taxes                                                  2

SECTION 2:     THE MERGER                                   3
2.1  The Merger                                             3
2.2  Filing                                                 3
2.3  Effective Time of the Merger                           3
2.4  Closing: Closing Date                                  3

SECTION 3:     APPROVALS                                    3
3.1  Southshore Approvals                                   3
3.2  RV Approvals                                           3
3.3  Dissenter Rights                                       4

SECTION 4:     CONVERSION OR CANCELLATION OF SHARES         4
4.1  Conversion or Cancellation of Shares                   4
4.2  Surrender and Payment                                  4
4.3  Subscription Agreements                                5
4.4  No Further Transfers                                   5

SECTION 5:     CERTAIN EFFECTS OF MERGER                    5
5.1  Effect of Merger                                       5
5.2  Further Assurances                                     5

SECTION 6:     POST-MERGER GOVERNANCE                       6
6.1  Articles of Incorporation and Bylaws                   6
6.2  Directors, Officers and Employees                      6


SECTION 7:     COVENANTS AND CONDITIONS OF CLOSING          7
7.1  Covenants Regarding the Closing                        7
7.2  Conditions to Obligation of Southshore                 7
7.3  Conditions to Obligation of RV                         10
7.4  Specific Items to be Delivered at the Closing          12

SECTION 8:     REPRESENTATIONS AND WARRANTIES OF SOUTHSHORE 14
8.1  Organization and Standing                              14
8.2  Subsidiaries, etc.                                     15
8.3  Qualification                                          15
8.4  Financial Statements                                   15
8.5  Capitalization of Southshore                           16
8.6  No Defaults                                            16
8.7  Taxes                                                  16
8.8  No Actions, Proceedings, etc.                          16
8.9  Post Balance Sheet Changes                             16
8.10 No Breaches                                            17
8.11 Condition of Southshore's Assets                       17
8.12 Inventory                                              17
8.13 Accounts Receivable                                    17
8.14 Southshore Acts and Proceedings                        17
8.15 Patents and Other Intangible Rights                    18
8.16 Changes in Suppliers and Customers                     18
8.17 No Liens or Encumbrances                               18
8.18 Employee Matters                                       18
8.19 Legal Proceedings and Compliance with Law              19
8.20 Contract Schedules                                     19
8.21 Labor Matters                                          20
8.22 Insurance                                              20
8.23 Environmental                                          20
8.24 Compliance with Reporting Requirements                 21

SECTION 9:     COVENANTS OF SOUTHSHORE                      21
9.1  Preservation of Business                               21
9.2  Ordinary Course                                        21
9.3  Negative Covenants                                     22
9.4  Access to Books and Records, Premises, etc.            22
9.5  Compensation                                           22

SECTION 10:    REPRESENTATIONS AND WARRANTIES OF RV         22
10.1 Organization and Standing                              23
10.2 Subsidiaries, etc.                                     23
10.3 Qualification                                          23
10.4 Financial Statements                                   23
10.5 Capitalization of RV                                   23
10.6 No Defaults                                            24
10.7 Taxes                                                  24
10.8 No Actions. Proceedings, etc.                          24
10.9 Post Balance Sheet Changes                             24
10.10 No Breaches                                           25
10.11 Condition of RV's Assets                              25
10.12 Inventory                                             25
10.13 Accounts Receivable                                   25
10.14 RV Acts and Proceedings                               25
10.15 Patents and Other Intangible Rights                   25
10.16 Changes in Suppliers and Customers                    26
10.17 No Liens or Encumbrances                              26
10.18 Legal Proceedings and Compliance with Law             27
10.19 Contract Schedules                                    27
10.20 Labor Matters                                         28
10.21 Insurance                                             28
10.22 Environmental                                         28

SECTION 11:    COVENANTS OF RV                              29
11.1 Preservation of Business                               29
11.2 Ordinary Course                                        29
11.3 Negative Covenants                                     29
11.4 Access to Books and Records,. Premises, etc.           30
11.5 Compensation                                           30

SECTION 12:    TERMINATION                                  30
12.1 Termination                                            30
12.2 Effect of Termination                                  31

SECTION 13:    INDEMNIFICATION AND REMEDIES FOR BREACH      31
13.1 Indemnification by Southshore and SAC                  31
13.2 Indemnification by RV                                  31
13.3 Additional Notice                                      32
13.4 Determination of Damages and Related Matters           32
13.5 Remedies for Breach                                    33

SECTION 14:    NONDISCLOSURE OF CONFIDENTIAL INFORMATION    33

SECTION 15:    EXPENSES                                     34

SECTION 16:    MISCELLANEOUS                                34
16.1 Attorney's Fees                                        34
16.2 Survival and Incorporation of Representations          35
16.3 Incorporation by Reference                             35
16.4 Parties in Interest                                    35
16.5 Amendments and Waivers                                 35
16.6 Waiver                                                 35
16.7 Governing Law - Construction                           36
16.8 Limitation of Actions                                  36
16.9 Notices                                                37
16.10 Fax/Counterparts                                      37
16.11 Captions                                              37
16.12 Severabilitv                                          37
16.13 Jurisdiction and Venue                                37
16.14 Good Faith Cooperation and Additional Documents       37
16.15 Legal Counsel                                         37
16.16 No Finders or Brokers Fees                            38
16.17 Assignment                                            38
16.18 List of Exhibits                                      38
16.19 Entire Agreement - Amendment                          39
16.20 Authority to Si
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                                   EXHIBITS


Exhibit 2.2        Short Form Agreement and Plan of Merger
Exhibit 4.3        Subscription Agreement
Exhibit 6.2(d)     Employment Agreement with John Deufel
Exhibit 8.6        Southshore Disclosure Schedule (Material Defaults)
Exhibit 8.7        Southshore Exceptions to Timely Filing of Taxes; Tax
                   Related Disputes
Exhibit 8.8 Southshore Actions, Proceedings, Orders, Writs, Injunctions, Decrees, Liability for Damages
Exhibit 8.9        Southshore Post Balance Sheet Changes
Exhibit 8.11       Southshore Third Party Proprietary Interest in Intangible
                   Assets
Exhibit 8.12 Southshore Exceptions to Inventory Valuation, Condition and Marketability
Exhibit 8.13 Southshore Exceptions to Collectability of Accounts Receivable(Material Counterclaims or Set-Offs)
Exhibit 8.15 Southshore Exceptions to Ownership of Patents and Other Intangible Rights
Exhibit 8.16       Southshore Changes in Suppliers and Customers
Exhibit 8.17       Southshore Liens or Encumbrances
Exhibit 8.18       Southshore and SAC Current Employees
Exhibit 8.19 Southshore Pending or Threatened Legal, Administrative, or Other Proceedings or Governmental Investigation, Exceptions to Compliance with Laws, Ordinances, Requirements, Regulations, or Orders
Exhibit 8.20       Southshore Material Contract Agreements
Exhibit 8.20(f) Southshore Defaults or Breaches of Existing Contracts, Agreements, Leases, Licenses, Plans, Arrangements and Commitments
Exhibit 8.22       Southshore Insurance Coverage
Exhibit 8.23 Southshore Environmental Concerns: Hazardous Waste Production, Storage, etc.
Exhibit 10.4       RV Financial Statements
Exhibit 10.5       RV Other Equity Securities; Outstanding Purchase Rights
Exhibit 10.6       RV Disclosure Schedule (Material Defaults)
Exhibit 10.7       RV Exceptions to Timely Filing of Taxes; Tax Related
                   Disputes
Exhibit 10.8       RV Pending or Threatened Actions or Proceedings
Exhibit 10.9       RV Post Balance Sheet Changes
Exhibit 10.11      RV Third Party Proprietary Interest in Intangible Assets
Exhibit 10.12      RV Exceptions to Inventory Valuation, Condition and
                   Marketability
Exhibit 10.13 RV Exceptions to Collectability of Accounts Receivable (Material Counterclaims or Set-Offs)
Exhibit 10.15      RV Exceptions to Ownership of Patents and Other Intangible
                   Rights
Exhibit 10.16      RV Changes in Suppliers and Customers
Exhibit 10.17      RV Liens or Encumbrances
Exhibit 10.18 RV Pending or Threatened Legal, Administrative, or Proceedings or Other Material DocumentsGovernmental Investigation, Exceptions to Compliance with Laws, Ordinances, Requirements, Regulations or Orders
Exhibit 10.19      RV Material Contract Agreements
Exhibit 10.19(f) RV Defaults or Breaches of Existing Contracts, Agreements, Leases, Licenses, Plans, Arrangements and Commitments
Exhibit 10.20      RV Insurance Coverage
Exhibit 10.21      RV Environmental Concerns: Hazardous Waste Production,
                   Storage, etc.

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                        AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into this 20th day of December, 1999, by and among RV HOLIDAY.COM, INC., a Colorado corporation ("RV"), SOUTHSHORE CORPORATION, a Colorado corporation ("Southshore") and SOUTHSHORE ACQUISITION CORP., a Colorado Subsidiary of Southshore ("SAC").

                                  WITNESSETH:

     WHEREAS, RV is a company formed for the purpose of developing an Internet web site portal for the recreational vehicle industry; and

     WHEREAS, Prior to the Closing, Southshore shall organize a shell acquisition corporation and become the owner in the aggregate of ten (10) shares (the "Shares") of the issued and outstanding Common Stock of SAC, $.001 par value per share, representing all the issued and outstanding shares of the capital stock of SAC; and

     WHEREAS, following the Closing, RV intends to acquire one or more RV dealerships; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants under which a merger of SAC and RV will occur.

     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1:     GENERAL DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     1.1 AFFILIATE. "Affiliate" of any Person shall mean any Person Controlling, controlled by or under common Control with such Person.

     1.2 BEST KNOWLEDGE. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the Person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors, officers, partners, trustees, administrators, executors, managers, employees, consultants and agents of the Person.

     1.3 CONTROL. "Control" and all derivations thereof shall mean the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

     1.4 EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.5 FISCAL YEAR. "Fiscal Year" shall mean a twelve-month period beginning January 1;

     1.6 GOVERNMENTAL AUTHORITY. "Governmental Authority "shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any division or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

     1.7 GOVERNMENTAL REQUIREMENT. "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

     1.8 LEGAL REQUIREMENTS. "Legal Requirements" means applicable common law and any statute, ordinance, code or other laws, rule, regulation, order, technical or other standard, requirement, judgment, or procedure enacted, adopted, promulgated, applied or followed by any governmental authority, including, without limitation, any order, decree, award, verdict, findings of fact, conclusions of law, decision or judgment, whether or not final or appealable, of any court, arbitrator, arbitration board or administrative agency.

     1.9 NET WORTH. "Net Worth" shall mean the assets of a Person minus the liabilities of the Person, as of a given date as determined in accordance with generally accepted accounting principles.

     1.10 PERSON. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

     1.11 EXHIBIT.   Unless otherwise stated herein, the term "Exhibit" when
used in this Agreement shall refer to the Exhibits to this Agreement. The Exhibits to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Exhibits to this Agreement, or both.

     1.12 SECTION.   Unless otherwise stated herein, the term "Section" when
used in this Agreement shall refer to the Sections of this Agreement.

     1.13 SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.14 TAXES. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

SECTION 2: THE MERGER

     2.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3 herein). SAC shall be merged (the "Merger") with and into RV upon the terms and conditions set forth herein as permitted by and in accordance with the Colorado Corporation Code (the "Colorado Corporation Law"). Thereupon, the separate existence of SAC shall cease, and RV, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue to exist under and be governed by the Colorado Corporation Law, with all its purposes, objects, rights, privileges, immunities, powers and franchises continuing unaffected and unimpaired by the Merger. The name of the Surviving Corporation shall be "RV Holiday.com, Inc."

     2.2 FILING. As soon as practicable following fulfillment or waiver of the conditions specified in Sections 7, 9 and II hereof, and provided that this Agreement has not been terminated pursuant to Section 12 hereof, SAC and RV will cause a short form Agreement and Plan of Merger, in the form attached hereto as Exhibit 2.2, to be executed, acknowledged and filed with the Secretary of State of each of Colorado as provided in Section 7-7-104 of the Colorado Corporation Law and obtain a copy of the Articles of Merger, certified by the Secretary of State of the State of Colorado.

     2.3 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective immediately upon the filing of the Articles of Merger with the Secretary of State of the State of Colorado in accordance with the Colorado Corporation Law. The date and time of the completion of such filings is herein sometimes referred to as the "Effective Time".

     2.4 CLOSING: CLOSING DATE. Subject to the terms and conditions set forth herein, the consummation of the transactions referenced above shall take place (the "Closing") on ___________, 1999, at ___________ __.m. Mountain Time
at the offices of Neuman & Drennen, Temple-Bowron House, 1507 Pine Street, Boulder, Colorado, or at such other time, date and place as RV and SAC shall designate (the "Closing Date").

SECTION 3: APPROVALS

     3.1 SOUTHSHORE APPROVALS. Subject to the provisions hereof, the Board of Directors of Southshore shall, by written unanimous consent approve the transactions contemplated by this Agreement in its capacity as the sole shareholder of SAC; provided, however, that such approval shall be subject to their satisfaction that the issuance of the Common Stock of Southshore to the RV Shareholders shall be and is exempt from the registration requirements of the Securities Act, is undertaken without violation of the anti-fraud provisions of the Securities Act and has been consummated in conformity with all other applicable Legal Requirements, including the requirements of Rule 14(f)-1 under the Exchange Act.

     3.2 RV APPROVALS. As promptly as practicable after the date hereof. RV shall take all action necessary or appropriate under the Colorado Corporation Law, and the Articles of Incorporation and Bylaws of RV, to convene a meeting of its Stockholders as promptly as practicable for the purpose of considering and voting upon appropriate resolutions approving the transactions contemplated by this Agreement, or in lieu thereof, obtain such approval by unanimous written consent.

     3.3 DISSENTER RIGHTS. At all times, and as applicable, RV shall comply with applicable Legal Requirements including, without limitation, the payment of cash for dissenting shares related to the Merger.

SECTION 4: CONVERSION OR CANCELLATION OF SHARES

     4.1  CONVERSION OR CANCELLATION OF SHARES.   At the Effective Time, the
issued and outstanding shares of Common Stock, $.001 par value, of RV ("RV Common Stock") shall, by virtue of the Merger, be cancelled and converted into shares of the capital stock of Southshore, as follows:

          (a) Subject to compliance with Sections 5 and 17(a) of the Securities Act, the shares of RV Stock issued and outstanding immediately prior to the Effective Time, excluding any such shares held in the treasury of RV, shall be converted into the right to receive an equal number of shares of Common Stock of Southshore, $.01 par value per share (the "Southshore Stock"). Such right may be exercised by the surrender of the certificates representing such shares of RV stock in accordance with Section 4.2 hereof. The number of shares of Southshore Stock issued upon surrender shall be calculated as follows:

          The aggregate number of shares of Southshore Stock so issuable in the conversion of the RV Stock shall be 5,500,000. The Southshore Stock shall be allocated to the holders of RV Stock pro rata on a one-for-one basis.

          (b) Each share of Southshore Stock, issued under paragraph (a) above shall be Restricted Stock pursuant to Rule 144 promulgated under the Securities Act.

          (c) Each share of RV Stock, if any, held in RV's treasury immediately prior to the Effective Time shall be canceled and retired and no payment shall be made in respect thereof.

          (d) At the Effective Time, all outstanding shares of SAC shall be converted into an equal number of shares of Common Stock of RV.

     4.2  SURRENDER AND PAYMENT.   Subject to compliance with Sections 5 and
17(a) of the Securities Act, after the Effective Time, each holder of a certificate representing an issued and outstanding share of RV Stock shall be entitled upon surrender of such certificate along with a fully executed Subscription Agreement in the form of Exhibit 4.3, to Southshore, to receive the Southshore stock as set forth in Section 4.1 above. Until so surrendered, each certificate which immediately prior to the Effective Time represented an issued and outstanding share of RV Stock shall, upon and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive Southshore Stock as set forth in Section 4.1. If any exchange for shares of RV Stock is to be made in a name other than that in which the certificate therefor surrendered for exchange is registered, it shall be a condition of such payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment either pay to Southshore any transfer or other similar taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of Southshore that such tax has been paid or is not payable.

     4.3 SUBSCRIPTION AGREEMENTS. Each of the RV Shareholders receiving Southshore Stock pursuant to the terms hereof shall have delivered a fully executed Subscription Agreement in the form included on Exhibit 4.3.

     4.4 NO FURTHER TRANSFERS. On and after the Effective Time, no transfer of the shares of RV Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of RV.

SECTION 5:  CERTAIN EFFECTS OF MERGER

     5.1 EFFECT OF MERGER. On and after the Effective Time, the separate existence of SAC shall cease and SAC shall be merged with and into RV, which as the Surviving Corporation shall, consistently with its Articles of Incorporation succeed to, and without other transfer, possess all the rights, privileges, immunities, powers and franchises of public as well as private nature, and be subject to all restrictions, disabilities and duties of SAC; and all rights, privileges, immunities, powers and franchises of SAC, and all property, real, personal and mixed, causes of action and every other asset of, and all debts due to SAC on whatever account as well as stock subscriptions and all other things in action or belonging to SAC shall vest in the Surviving Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of SAC, and the title to any real estate vested by deed or otherwise in SAC, and the title to any real estate vested by deed or otherwise in SAC shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of SAC shall be preserved unimpaired, and all debts, liabilities and duties of SAC shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding pending by or against SAC may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

     5.2 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider any further deeds, assignments or assurances in law or any other action necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or rights of SAC acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, SAC agrees that it and its proper officers and directors shall and will execute and deliver all such property, deeds, assignments and assurances in law and take all other action necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

SECTION 6:  POST-MERGER GOVERNANCE

     6.1  ARTICLES OF INCORPORATION AND BYLAWS.   At the Effective Time, the
Articles of Incorporation and By-Laws of RV as in effect immediately prior to the Effective Time, shall be and continue to be the Articles of Incorporation and By-Laws of RV, as the Surviving Corporation, until duly amended in accordance with law.

     6.2  DIRECTORS. OFFICERS AND EMPLOYEES.

          (a) DIRECTORS OF SOUTHSHORE. On Closing, the current members of the Board of Directors of Southshore shall, in accordance with the Colorado Corporation Law and the Articles of Incorporation and By-Laws of Southshore, cause the Board of Directors of Southshore to be reconstituted to consist of a total of three (3) persons, to be designated by the management of RV. The current members of the Southshore Board of Directors shall resign their respective board memberships.

          (b) INFORMATION STATEMENT. At least ten (10) days prior to the Closing, Southshore shall cause to be mailed to its shareholders of record and filed with the Securities and Exchange Commission (the "Commission") an information statement meeting the requirements of Rule 14(f)-1 under the Exchange Act.

          (c) EXECUTIVE OFFICERS OF SOUTHSHORE. Immediately after the Effective Time, the newly constituted Board of Directors of Southshore shall elect persons to serve as Executive Officers of Southshore any persons serving as Executive Officers of Southshore immediately prior to the Effective Time who will not continue in such capacity immediately after the Effective Time shall tender their resignations in accordance with applicable Legal Requirements.

          (d)  EMPLOYMENT AGREEMENTS OF SOUTHSHORE.   At Closing, Southshore
shall enter into a written Employment Agreement with John Deufel as ____________________, substantially in the form of Exhibit 6.2(d) hereto.

          (e) DIRECTORS OF RV. Immediately after the Effective Time, the Board of Directors of RV shall be reconstituted to consist of one (1) or more persons as shall be appointed by a majority vote of the newly constituted Board of Directors of Southshore.

          (f) EXECUTIVE OFFICERS OF RV. Immediately after the Effective Time, any person serving as an executive officer of RV immediately prior to the Effective Time who will not continue in such capacity immediately after the Effective Time shall tender their resignation in accordance with applicable legal requirements. The executive officers of RV immediately after the Effective Time shall be persons duly appointed by the newly constituted directors of RV.

SECTION 7:  COVENANTS AND CONDITIONS OF CLOSING

     7.1 COVENANTS REGARDING THE CLOSING. The parties hereto hereby covenant and agree that they shall (i) use reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to each other at the Closing the certificates, updated lists, opinion of counsel, notices, consents, authorizations, approvals, agreements, transfer documents, receipts and amendments contemplated by Sections 7, 8 and 10 (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any such additions or exceptions cause any of the conditions to the parties' obligations hereunder as set forth in Sections 7, 8 and 10 below not to be fulfilled, such additions and exceptions shall in no way limit the rights of the parties to terminate this Agreement or refuse to consummate the transactions contemplated hereby.) All indemnifications, guarantees, covenants, agreements, representations and warranties made by the parties hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing regardless of any investigation at any time made by or on behalf of the parties.

     7.2 CONDITIONS TO OBLIGATION OF SOUTHSHORE. The obligation of Southshore to complete the Merger on the Closing date on the terms set forth in this Agreement is, at the option of Southshore, subject to the satisfaction or waiver by Southshore of each of the following conditions:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by RV in this Agreement shall be correct in all material respects on and as of the Closing date with the same force and effect as though such representations and warranties had been made on the Closing date.

          (b) COMPLIANCE WITH COVENANTS. All covenants which RV is required to perform or comply with on or before the Closing date shall have been fully complied with or performed in all material respects.

          (c) CORPORATE APPROVALS. The Board of Directors and shareholders of RV shall have approved and ratified this Agreement and shall have authorized the appropriate officers of RV to execute same and fully perform its terms.

          (d) CONSENTS AND APPROVALS. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which RV is a party shall require the consent of any person to the exchange of RV's shares of common stock or any other transaction provided for herein, such consent shall have been obtained; provided, however, that RV shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by Southshore to the extent that such condition otherwise has an effect on Southshore.

          (e)  REVIEW AND DUE DILIGENCE.   Southshore, its investment bankers,
legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of RV together with a satisfactory review of RV's corporate status and the marketability of title to RV's property.

          (f) NO GOVERNMENTAL ACTIONS. No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and the Companies shall have delivered to each other certificates dated as of the Closing Date and executed by such parties, staling that to their Best Knowledge, no such items exist. No governmental authority shall have taken any other action as a result of which the management of Southshore, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

          (g) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, property or assets of any party hereto shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to any party hereto has occurred, and the parties hereto shall have delivered to each other certificates dated as of the Closing Date and executed by each of the parties to all such effects.

          (h) UPDATE OF CONTRACTS. The parties hereto shall have delivered to each other an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibits 8.20 and
10.13 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of the respective parties entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"). Each party shall have had the opportunity to review and approve the New Contracts of the other, and any of the parties shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the New Contracts.

          (i) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved by Neuman & Drennen, LLC, counsel to RV and SAC, and Krys, Boyle, Freedman & Sawyer, counsel to Southshore.

          (j) NO ADVERSE INFORMATION. The investigations with respect to the parties, the assets and the respective businesses performed by each party's respective professional advisors and other representatives shall not have revealed any information concerning the other parties, their assets or their business and with respect to the backgrounds of the proposed directors and officers of Southshore nominated by RV that has not been made known to the discovering party, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

          (k) COURSE OF BUSINESS. During the period from the date of this Agreement until the Closing Date, RV shall have carried on its business which consists of completing a private offering of its securities and entering into agreements to acquire one or more RV dealerships.

          (l) LIENS. RV shall have delivered to Southshore a reasonably current lien and judgment search (both state and county levels in each jurisdiction where the party is qualified to or is doing business or owns material assets) confirming the absence of any judicial liens, security interests, tax liens and similar such liens affecting any of its business or assets. Each and every lien or encumbrance of any nature, if any, relating to the assets, business, or the shares of common stock of RV shall have been terminated and released, and proof thereof delivered to Southshore.

          (m) OTHER DOCUMENTS. The parties shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as each respective party or its attorneys may have reasonably requested.

          (n) GOVERNMENTAL AND REGULATORY APPROVALS. The parties shall have obtained evidence, in form and substance satisfactory to each of them, that there have been obtained all consents, approvals and authorizations required by this Agreement, including, without limitation, the following:

               (i) RV Stockholder approval of all the transactions contemplated pursuant to this Agreement; and

               (ii) All regulatory approvals necessary for RV to conduct
                    business in the ordinary course in each jurisdiction where such approval may be required.

          (o) DISSENTING SHAREHOLDERS. All validly dissenting RV Shareholders shall have been paid, or provision made therefor, or the number of dissenting shares of RV Common Stock does not exceed two percent (2%) of the RV Common Shares.

          (p) AUDIT CONFIRMATION. The parties recognize that, in order to comply with the reporting requirements of the Exchange Act, it will be necessary for Southshore to prepare and file with the Commission a Current Report on Form 8-K which must include the audited financial statements of RV and pro forma financial information in accordance with Item 7 of Form 8-K. Prior to Closing, Southshore shall have received confirmation from its independent accountants or the independent public accountants selected by RV that books and records of RV will permit the preparation by Southshore of audited financial statements, together with report of independent public accountants, in conformity with generally accepted accounting principles consistently applied and in compliance with all requirements of Regulation SX under the Securities Act.

          (q) FEDERAL AND STATE SECURITIES LAWS. The sale and/or issuance of Southshore securities pursuant to the Merger shall have been cleared by all applicable federal and state securities authorities or the issuance of such securities shall be exempt from registration with said authorities.

          (r) PRIVATE PLACEMENT. RV shall have completed a private placement of its securities exclusively to persons who qualify as "accredited investors" within the meaning of Rule 501(a) of Regulation D realizing gross revenues of at least Six Hundred Thousand Dollars ($600,000).

          (s) URL NAME. Prior to the Closing, RV shall have acquired ownership to the following URL names:

                                    IRV.com
                            Destination Freedom.com
                                  IRV.com.com
                               IRV Home Page.com
                               IRV Home Page.net
                                 MYRV Bid.com
                                 MYRV Bid.net
                                MYRV Offer.com
                                MYRV Offer.net
                              RV Dealers.net.com
                              RV Dealers.net.net
                                 RVHoliday.com
                                 RVHoliday.net
                               RV Home Page.com
                               RV Home Page.net
                                RV Locators.com
                                RV Locators.net
                                 RV Nation.net
                              RV Negotiators.com
                              RV Negotiators.net
                               RV Priceline.com
                               RV Priceline.net
                               RV Pricequote.com
                               RV Pricequote.net
                                RV Purchase.com
                                RV Purchase.net
                                 RV Smart.net

          (s) COMPLIANCE WITH SECTIONS 5 AND 17 OF THE SECURITIES ACT. The Board of Directors of Southshore shall be satisfied that the issuance of Common Stock to the RV shareholders is in compliance with the provisions of Sections 5 and 17 of the Securities Act.

     7.3 CONDITIONS TO OBLIGATION OF RV. The obligations of RV to complete the Merger on the Closing date on the terms set forth in this Agreement is, at the option of RV, subject to the satisfaction or waiver by RV of each of the following conditions:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Southshore and SAC in this Agreement shall be correct in all material respects on and as of the Closing date with the same force and effect as though such representations and warranties had been made on the Closing date.

          (b) COMPLIANCE WITH COVENANTS. All covenants which Southshore and SAC is required to perform or comply with on or before the Closing date shall have been fully complied with or performed in all material respects.

          (c) CORPORATE APPROVALS. The Board of Directors of Southshore and SAC shall have approved and ratified this Agreement and shall have authorized the appropriate officers to execute same and fully perform its terms.

          (d) CONSENTS AND APPROVALS. To the extent that any material lease, mortgage, deed of trust, contract or agreement to which Southshore and SAC is a party shall require the consent of any person to the exchange of Southshore and SAC's shares of common stock or any other transaction provided for herein, such consent shall have been obtained; provided, however, that Southshore and SAC shall not make, as a condition for the obtaining of any such consent, any agreements or undertakings not approved in writing by RV to the extent that such condition otherwise has an effect on RV or Southshore and SAC.

          (e) REVIEW AND DUE DILIGENCE. RV and its legal counsel and/or auditors shall have had the opportunity to complete, and shall have completed, a satisfactory due diligence investigation of Southshore and SAC, together with a satisfactory review of Southshore and SAC's corporate status, the marketability of title to Southshore and SAC's property, and compliance with all reporting requirements imposed by or on account of any federal or state securities laws or regulations.

          (f) NO GOVERNMENTAL ACTIONS. No action or proceeding before any governmental authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and the parties hereto shall have delivered to each other certificates dated as of the Closing Date and executed by such parties stating that, to their Best Knowledge, no such items exist. No governmental authority shall have taken any other action as a result of which the management of any of the parties, in its sole discretion, reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

          (g) NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, property or assets of any party hereto shall have occurred, and no loss or damage to any of the assets, whether or not covered by insurance, with respect to any party hereto has occurred, and the parties shall have delivered to each other certificates dated as of the Closing Date and executed by each of the parties to all such effects.

          (h) UPDATE OF CONTRACTS. The parties shall have delivered to each other an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Exhibits 8.20 and 10.13 entered into since the date of this Agreement; and (ii) all other agreements, contracts and commitments related to the businesses or the assets of the respective parties entered into since the date of this Agreement, together with true, complete and accurate copies of all such documents (the "New Contracts"). Each party shall have had the opportunity to review the New Contracts of the other, and any of the parties shall have the right to delay the Closing for up to ten (10) days if it in its sole discretion deems such delay necessary to enable it to adequately review the New Contracts.

          (i) APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required or incidental to carry out this Agreement, including all schedules and exhibits thereto, and all other related legal matters shall have been approved as to substance and form by Neuman & Drennen, LLC, counsel to RV, and Krys, Boyle, Freedman & Sawyer, counsel to Southshore.

          (j) NO ADVERSE INFORMATION. The investigations with respect to the parties, the assets and their respective businesses performed by each party's respective professional advisors and other representatives shall not have revealed any information concerning the other panes, their assets or their business that has not been made known to the discovering party, in writing prior to the date of this Agreement and that, in the opinion of such party and its advisors, materially and adversely affects the business or assets of the other party or the viability of the transaction contemplated by this Agreement.

          (k) ORDINARY COURSE OF BUSINESS. During the period from the date of this Agreement until the Closing Date, Southshore shall have carried on its business in the ordinary and usual course, and shall have delivered to RV a certificate to that effect.

          (1) OTHER DOCUMENTS. The parties shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as each respective party or its attorneys may have reasonably requested.

          (m) GOVERNMENTAL AND REGULATORY APPROVALS. The parties shall have obtained evidence, in form and substance satisfactory to each of them, that there have been obtained all consents, approvals and authorizations required by this Agreement, including, without limitation, the following:

               (i) RV Stockholder approval of all the transactions contemplated pursuant to this Agreement; and

               (ii) All regulatory approvals necessary for RV to conduct
                    business in the ordinary course in each jurisdiction where such approval may be required.

          (n) DISSENTING SHAREHOLDERS. All validly dissenting RV Shareholders shall have been paid, or provision made therefor, or the number of dissenting shares of RV Common Stock does not exceed two percent (2%) of the RV Common Shares.

          (o) AUDIT CONFIRMATION. The parties recognize that, in order to comply with the reporting requirements of the Exchange Act, it will be necessary for Southshore to prepare and file with the Commission a Current Report on Form 8-K which must include the audited financial statements of RV and pro forma financial information in accordance with Item 7 of Form 8-K. Prior to Closing, RV shall have received confirmation from its independent accountants that the books and records of RV will permit the preparation by RV of audited financial statements, together with report of independent public accountants, in conformity with generally accepted accounting principles consistently applied and in compliance with all requirements of Regulation SX under the Securities Act.

          (p) FEDERAL AND STATE SECURITIES LAWS. The sale and/or issuance of Southshore securities pursuant to the Merger shall be exempt from registration under state and federal securities laws.

          (q) SHAREHOLDER OPTIONS. At Closing, certain shareholders of Southshore shall have granted options to persons designated by RV exercisable for ninety (90) days to purchase an aggregate of 500,000 shares of Southshore Common Stock at an exercise price of $.50 per share.

          (r) NET WORTH AND SHARES OUTSTANDING. At Closing, Southshore shall have Net Worth of not less than One Hundred Thousand Dollars ($100,000) and no more than 2,610,470 shares of Common Stock outstanding.

          (s) RESALE AGREEMENTS. At Closing, Ken Dalton and Michael McCallum should have executed and delivered their agreements to limit their resales of Southshore common stock in market transactions upon terms acceptable to RV.

     7.4 SPECIFIC ITEMS TO BE DELIVERED AT THE CLOSING. The parties shall deliver the following items to the appropriate party at the Closing of the transactions contemplated by this Agreement.

          (a)  To be delivered by RV (in duplicate original):

               (i) Copy of corporate resolutions authorizing the execution of this Agreement, and the consummation by RV of the transactions contemplated by this Agreement.

               (ii) A   certificate   of  the   President   of  RV   staring
                    that the representations and warranties of RV set forth in this Agreement are true and correct. Said certificate shall further verify and affirm that all consents or waivers, if any, which may be necessary to execute and deliver this Agreement have been obtained and are in full force and effect.

              (iii) A certificate dated the Closing Date, signed by the Chief
                    Executive Officer and the Chief Financial Officer of RV, in form and substance satisfactory to the other party and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of RV to close, have been fulfilled, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

               (iv) Certificates  dated the Closing Date,  signed by the
                    Secretary of RV, (i) certifying resolutions duly adopted by the Board of Directors and Shareholders of RV, authorizing the execution of this Agreement and all of the other transactions to be consummated pursuant thereto;
                    (ii) certifying the names and incumbency of the officers of RV who are empowered to execute the foregoing documents for and on behalf of such company; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of RV; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which the company is qualified to conduct business.

          (b)  To be delivered by Shareholders of RV (in duplicate original):

               (i) Certificate or certificates representing 100% of the issued and outstanding common shares of RV, which stock certificates shall be endorsed in favor of Southshore.

               (ii) Fully executed Subscription Agreements from all
                    shareholders of record of RV substantially in the form of
                    Exhibit 4.3.

              (iii) Assignments,  if any,  with  unconditional  warranties  of title, duly executed by Shareholders, assigning to Southshore any and all equity rights, including, but not limited to, options, warrants, puts and so forth, which Shareholders may own in RV at the time of Closing.

               (iv) Certificate of Shareholders in which they state that they own the shares and other rights of RV free and clear of all liens, encumbrances, security interests and limitations on transfer whatsoever.

          (c)  To be delivered by Southshore (in duplicate original):

               (i) Certificate or certificates representing 5,500,000 shares of Southshore Common Stock, which stock certificates shall be issued in the names of each Shareholder in the numbers set forth in Section 4.1 hereof;

               (ii) Copy  of  corporate  resolution  authorizing  the
                    execution of this Agreement and the consummation by Southshore and SAC of the transactions contemplated by this Agreement, including, but not limited to, the issuance of Southshore Common Stock in the amounts and manner set forth in Section 4.1 above;

              (iii) A certificate dated the Closing Date, signed by the Chief
                    Executive Officer and the Chief Financial Officer of Southshore and SAC, in form and substance satisfactory to the other party and its legal counsel, certifying that all conditions precedent set forth in this Agreement to the obligations of Southshore and SAC to close, have been fulfilled, and that no event of default hereunder and no event which, with the giving of notice or passage of time, or both, would be an event of default, has occurred as of such date.

               (iv) Certificates dated the Closing Date, signed by the
                    Secretary of Southshore and SAC, (i) certifying resolutions duly adopted by the Board of Directors of Southshore and SAC, authorizing the execution of this Agreement and all of the other transactions to be consummated pursuant thereto; (ii) certifying the names and incumbency of the officers of Southshore and SAC who are empowered to execute the foregoing documents for and on behalf of such company; (iii) certifying the authenticity of copies of the Articles of Incorporation and Bylaws of Southshore and SAC; and (iv) certifying the authenticity of a reasonably current Certificate of Good Standing, from all jurisdictions in which Southshore and SAC are qualified to conduct business.

SECTION 8:  REPRESENTATIONS AND WARRANTIES OF SOUTHSHORE

     Southshore represents and warrants as follows:

     8.1 ORGANIZATION AND STANDING. Southshore is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own their assets and properties and to carry on their businesses as they are now being conducted.

     8.2 SUBSIDIARIES, ETC. SAC will prior to Closing be a subsidiary of and wholly owned by Southshore, a Colorado. Other than its ownership interest in SAC, Southshore has no direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise. SAC will not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise, and, at the Effective Time, will have no assets and no liabilities.

     8.3 QUALIFICATION. Southshore is not qualified to engage in business as foreign corporations in any state, and there is no other jurisdiction wherein the character of the properties presently owned by Southshore or the nature of the activities presently conducted by Southshore and SAC make necessary the qualification, licensing or domestication of Southshore as foreign corporations.

     8.4 FINANCIAL STATEMENTS. The following financial statements have been filed with the Commission:

          (a) Audited financial statements of Southshore accompanied by a report of its independent certified public accountants containing audited balance sheets of Southshore for the periods ending March 31, 1999, 1998 and 1997, together with statements of operations and cash flows for Southshore for the three year period ending March 31, 1999 on Form 10-K; and

          (b) Unaudited financial statements of Southshore containing balance sheets and statements of operations for Southshore at June 30, 1999 and September 30, 1999 on Form 10-Q.

     To the Best Knowledge of Southshore, such financial statements, together with and subject to the disclosures and notes thereto, (i) are in accordance with the books and records of Southshore; (ii) present fairly and accurately the financial condition of Southshore; as of the dates of the balance sheets;
(iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of Southshore, and of the results of operations of Southshore for the periods covered by such statements; and (vi) fully comply with all requirements of Regulation SK and all applicable securities laws.

     As of the date hereof, and as of Closing, Southshore does not have any liabilities or payables (absolute or contingent, known or unknown) except for liabilities or payables set forth on Southshore's financial statements or otherwise disclosed in writing by Southshore, or except for liabilities and payables incurred in the ordinary course of business.

     8.5 CAPITALIZATION OF SOUTHSHORE. The authorized capital stock of Southshore consists entirely of 100,000,000 shares common stock having a par value of $.001 per share. As of the date of this Agreement, 2,610,470 shares of common stock are issued and outstanding, and there are no preferred shares issued and outstanding. All outstanding shares of Southshore's capital stock have been validly issued and are fully paid and nonassessable. Except as set forth in its latest Form 10-K, there are no other equity securities of Southshore authorized, issued or outstanding, and there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of Southshore's capital stock, equity securities, debt or other securities convertible into stock or equity securities of Southshore.

     8.6 NO DEFAULTS. Except as set forth on the attached Exhibit 8.6, each of the leases, contracts, agreements and insurance policies to which Southshore is a party is in full force and effect as of the date hereof with no material defaults existing thereunder.

     8.7 TAXES. Except as set forth in Exhibit 8.7, Southshore has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports. The amounts set up as provisions for Taxes in the Latest Financial Statements are sufficient for the payment of all unpaid federal, foreign, state or local Taxes of Southshore accrued for or applicable to all periods ended on or prior to the date of this Agreement, or which may subsequently be determined to be owing by Southshore with respect to all periods ending on or prior to the Closing date, subject to normal year-end adjustments, which will not be material. There are no present disputes as to Taxes of any nature payable by Southshore.

     8.8  NO ACTIONS. PROCEEDINGS, ETC.  Except as listed on the attached
Exhibit 8.8, there is no action or proceeding (whether or not purportedly on behalf of Southshore) pending or threatened by or against Southshore, nor does there exist any basis therefor, which might result in any material adverse change in the condition, financial or otherwise, of Southshore's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or governmental agency which does nor may result in any material adverse change in Southshore's assets or properties or in the financial condition or the business of Southshore. Southshore is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

     8.9  POST BALANCE SHEET CHANGES.  Except as set forth on the attached
Exhibit 8.9, since the date of the latest financial statements through the date of this Agreement, Southshore has not without the prior written consent of RV, (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material;
(i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (1) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

     8.10 NO BREACHES. Southshore is not in violation of, and the consummation of the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which Southshore is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause Southshore to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which Southshore is, was or may be bound or to which any of Southshore's assets are subject.

     8.11 CONDITION OF SOUTHSHORE'S ASSETS. Southshore's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or
values of such assets.   Except as disclosed on the attached Exhibit 8.11, no
third party (including any officer or employee of Southshore) has any proprietary interest in any know-how or other intangible assets used by Southshore in the conduct of its business. All product which is currently being marketed by Southshore is operable for its intended purposes in accordance with its written specifications and trade representations.

     8.12 INVENTORY. Except as otherwise set forth on Exhibit 8.12, all inventories reflected in Southshore's latest financial statements in excess of the reserves for excess or obsolete inventories are stated at the lowest of cost, replacement cost or market, and, as so stated, are in good condition and usable or salable in the category in which they are inventoried, in the ordinary course of business of Southshore, without discounts other than normal trade discounts regularly offered by Southshore, for prompt payment or quantity purchase.

     8.13 ACCOUNTS RECEIVABLE.   The accounts receivable of Southshore
represent valid and enforceable obligations due to Southshore, and, except to the extent of the reserve reflected in the latest financial statements, to the Best Knowledge of Southshore shall be collectible by Southshore in the ordinary course of business. Except as set forth on the attached Exhibit 8.13, Southshore has not received any notice of any material counterclaim or set-off with respect to such accounts receivable.

     8.14 SOUTHSHORE ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary corporate action on behalf of Southshore, has been duly executed and delivered by authorized officers of Southshore, and is a valid and binding Agreement on the part of Southshore that is enforceable against Southshore in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to issue and deliver to the shareholders of RV the Southshore Stock (as described in Section 4) has been taken by Southshore.

     8.15 PATENTS AND OTHER INTANGIBLE RIGHTS. Except as disclosed on Exhibit 8.15, Southshore (a) owns or has the exclusive right to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing; (b) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, tradename, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise; (c) owns or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others; and (d) is not using any confidential information to trade secrets of others.

     8.16 CHANGES IN SUPPLIERS AND CUSTOMERS. Except as disclosed on Exhibit 8.16, Southshore is not aware of any fact which indicates that any of the suppliers supplying products, components or materials to Southshore intends to cease selling such products to Southshore nor is Southshore aware of any fact which indicates that any major customer of Southshore intends to terminate its business relations with Southshore.

     8.17 NO LIENS OR ENCUMBRANCES. Southshore has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever except as set forth on the attached Exhibit 8.17 and except for such property and assets as may be leased by Southshore.

     8.18 EMPLOYEE MATTERS. Ken Dalton and Eric Nelson are the only employees of Southshore. They intend to terminate their employment relationship with Southshore on the Closing Date, without further liability of Southshore. Except as specifically described on Exhibit 8.18, Southshore has no employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. Southshore does not now and has never contributed to a "multi-employer plan" as defined in Section 400(a)(3) of the Employee Retirement Income Securities Act of 1934, as amended ("ERISA"). Southshore has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder, and neither Southshore nor any trustee, administrator, fiduciary, agent or employee thereof has at any time been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA as to any covered plan of Southshore. Southshore is not a party to any collective bargaining or other union agreement. Southshore has not, within the past five (5) years had, or been threatened with, any union activities, work stoppages or other labor trouble with respect to its employees which had or might have had a material adverse effect on Southshore or SAC, their businesses or assets. Except as disclosed on Exhibit 8.18, within the twelve
(12) months prior to and since the date of the financial statements provided for in this Agreement, Southshore has not made any commitment or agreements to increase the wages or modify the conditions or terms of employment of any of the employees of Southshore used in connection with its business, and between the date of this Agreement and the Closing Date, neither Southshore or SAC will make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Southshore or SAC respectively, without the prior written consent of all parties hereto.

     8.19 LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW. Except as set forth in Exhibits 8.4, 8.6, 8.7, 8.8, 8.9, 8.10, 8.13 or 8.19, there is no legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to Southshore which might result in the aggregate in money damages payable by Southshore in excess of insurance coverage or which might result in a permanent injunction against Southshore. Except as set forth in such Exhibits, Southshore has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of Southshore, the violation of which might materially and adversely affect it. Except as set forth in such Exhibits, Southshore is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of Southshore.

     8.20 CONTRACT SCHEDULES. Attached as Exhibits 8.20(a) to 8.20(f) hereto are an accurate list and summary description of the following:

          (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of Southshore pertaining to the business of Southshore calling for the payment of $5,000 or more or which is otherwise material to the business of Southshore, including, without limitation, the following:

               (i) Executory contracts for the manufacture and sale of products;

               (ii) Executory contracts for the purchase sale or lease of any assets;

              (iii) Management or consulting contracts;

               (iv) Patent, trademark and copyright applications,
                    registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

               (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

               (vi) All sales, agency, distributorship or franchise
                    agreements; and

              (vii) Any other contracts not in the ordinary course of
                    business.

          (b) All labor contracts, employment agreements and collective bargaining agreements related to Southshore.

          (c) All instruments evidencing any liens or security interest securing any indebtedness of Southshore covering any asset of Southshore.

          (d) A listing generally describing all computer programs and related software proprietary to Southshore, and all management proprietary systems utilized by Southshore in its operations.

          (e) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of Southshore.

          (f) Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of Southshore.

     Except as set forth in Exhibit 8.20(f), all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, and there is no existing default thereunder or breach thereof by Southshore, or by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by Southshore or by any other party to the contracts.

     8.21 LABOR MATTERS. There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of Southshore or any of its agent or employees, threatened against Southshore.

     8.22 INSURANCE. Southshore maintains in full force and effect insurance coverage on its assets and business in such amounts and against such risks and losses as set forth in Exhibit 8.22.

     8.23 ENVIRONMENTAL. Except as disclosed on Exhibit 8.23, and except for normal office and consumer products utilized in the ordinary course of business, the conduct and operation of the business of Southshore has not and does not:

          (a) Involve or require the storage, disposal, generation, manufacture, refinement, transportation, production or treatment of toxic wastes, hazardous wastes, or hazardous substances;

          (b) Resulted in any spill, discharge, leak, emission, injection, escape, dumping, or release of any kind onto the business premises, or into the environment surrounding the business premises, of any toxic wastes or hazardous substances; or

          (c) Involve or require the treatment, collection, storage or disposal of any refuse or objectionable wastes so as to require a permit or approval from the United States Environmental Protection Agency, or otherwise subject to the regulation of the United States Environmental Protection Agency or any state regulatory agency. The terms "hazardous wastes" and "hazardous substances" shall have the meaning specified by any applicable local, state, or federal statute or regulation concerning or governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills, and other releases of toxic or hazardous substances, transportation of hazardous substances, materials, and wastes and occupational or employee health and safety.

     8.24 COMPLIANCE WITH REPORTING REQUIREMENTS. Southshore represents, warrants and agrees that, as of the date of Closing, Southshore has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, all reporting requirements of 13(a) of the Exchange Act. The reports filed with the Commission, to Southshore's Best Knowledge, did not contain, as of their respective dates, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 9:  COVENANTS OF SOUTHSHORE AND SAC

     9.1 PRESERVATION OF BUSINESS. Until Closing, Southshore shall use its best efforts to:

          (a) preserve intact the present business organization of Southshore;

          (b) maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

          (c) preserve and protect the goodwill and advantageous relationships of Southshore with its customers and all other persons having business dealings with Southshore;

          (d) preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of Southshore; and

          (e)  comply with all laws applicable to the conduct of its business

     9.2 ORDINARY COURSE. Southshore shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property. Without limiting the foregoing, Southshore shall not:

          (a) sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets;

          (b) incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment;

          (c) discuss, solicit negotiate, enter into an agreement concerning any merger, consolidation or sale of all or substantially all of its assets except as contemplated by this Agreement.

     9.3 NEGATIVE COVENANTS. From the date hereof until the Closing date, unless and until RV otherwise consents in writing, Southshore will not (a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of Southshore's business or materially and adversely change the total dollar valuation of such inventories from that reflected on the financial statements referred to in Section 8.4 other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any transactions or series of transactions other than in the ordinary course of business.

     9.4 ACCESS TO BOOKS AND RECORDS. Premises, etc. From the date of this Agreement through the Closing date, Southshore will grant RV and its authorized representatives access to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling RV to fully investigate the business of Southshore. Southshore will also deliver copies of its monthly statements of operations and financial condition for the period subsequent to the latest financial statements to RV as soon as such statements are available.

     9.5 COMPENSATION. Southshore shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of Southshore prior to the Closing Date.

SECTION 10:  REPRESENTATIONS AND WARRANTIES OF RV

     RV represents and warrants as follows:

     10.1 ORGANIZATION AND STANDING. RV is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own its assets and properties and to carry on its business as it is now being conducted.

     10.2 SUBSIDIARIES, ETC. RV has no direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise.

     10.3 QUALIFICATION. RV is not qualified to engage in business as a foreign corporation in any state, and there is no other jurisdiction wherein the character of the properties presently owned by RV or the nature of the activities presently conducted by RV make necessary the qualification, licensing or domestication of RV as foreign corporations.

     10.4 FINANCIAL STATEMENTS. The following statements will be prepared and made a part of this Agreement within sixty (60) days following Closing as
Exhibit 10.4:

          (a) Audited financial statements and pro forma financial information of RV and its subsidiaries conforming to the requirements of Item 7 of Form 8-K under the Exchange Act.

     To the Best Knowledge of RV, such financial statements, together with and subject to the disclosures and notes thereto, (i) are in accordance with the books and records of RV; (ii) present fairly and accurately the financial condition of RV; as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; (v) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of RV, and of the results of operations of RV for the periods covered by such statements; and (vi) fully comply with all requirements of all applicable securities laws. As of the date hereof, and as of Closing, RV does not have any liabilities or payables (absolute or contingent, known or unknown) except for liabilities or payables set forth on RV's financial statements or otherwise disclosed in writing by RV, or except for liabilities and payables incurred in the ordinary course of business.

     10.5 CAPITALIZATION OF RV. The authorized capital stock of RV consists entirely of 100,000,000 shares of common stock having a par value of $.001 per share and 50,000,000 shares of preferred stock having a par value of $.01 per share. As of the Closing of the Merger, 5,500,000 shares of common stock and no shares of preferred stock will be issued and outstanding. All outstanding shares of RV's capital stock have been validly issued and are fully paid and nonassessable. Except as set forth on Exhibit 10.5, there are no other equity securities of RV authorized, issued or outstanding, and there are no authorized, issued or outstanding subscriptions, options, warrants, contracts, calls, commitments or other purchase rights of any nature or character relating to any of RV's capital stock, equity securities, debt or other securities convertible into stock or equity securities of RV.

     10.6 NO DEFAULTS. Except as set forth on the attached Exhibit 10.6, each of the leases, contracts, agreements and insurance policies to which RV is a party is in full force and effect as of the date hereof with no material defaults existing thereunder.

     10.7 TAXES. Except as set forth in Exhibit 10.7, RV has filed (or has obtained extensions for filing) all income, excise, sales, corporate franchise, property, payroll and other tax returns or reports required to be filed by it, as of the date hereof by the United States of America, any state or other political subdivision thereof or any foreign country and has paid all Taxes or assessments relating to the time periods covered by such returns or reports. The amounts set up as provisions for Taxes in the Latest Financial Statements are sufficient for the payment of all unpaid federal, foreign, state or local Taxes of RV accrued for or applicable to all periods ended on or prior to the date of this Agreement, or which may subsequently be determined to be owing by RV with respect to all periods ending on or prior to the Closing date, subject to normal year-end adjustments, which will not be material. There are no present disputes as to Taxes of any nature payable by RV.

     10.8 NO ACTIONS, PROCEEDINGS, ETC.  Except as listed on the attached
Exhibit 10.8, there is no action or proceeding (whether or not purportedly on behalf of RV) pending or threatened by or against RV, nor does there exist any basis therefor, which might result in any material adverse change in the condition, financial or otherwise, of RV's business or assets. No order, writ or injunction or decree has been issued by, or requested of any court or governmental agency which does nor may result in any material adverse change in RV's assets or properties or in the financial condition or the business of RV. RV is not liable for damages to any employee or former employee as a result of any violation of any state, federal or foreign laws directly or indirectly relating to such employee or former employee.

     10.9 POST BALANCE SHEET CHANGES. Except as set forth on the attached
Exhibit 10.9, since the date of the latest financial statements through the date of this Agreement, RV has not without the prior written consent of Southshore and SAC, (a) issued, bought, redeemed or entered into any agreements, commitments or obligations to sell, buy or redeem any shares of its capital stock; (b) incurred any obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to lien charges, or other encumbrance any of its assets, other than the lien of current or real property taxes not yet due and payable; (e) waived any rights of substantial value, whether or not in the ordinary course of business; (f) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its assets or its business; (g) made or suffered any amendment or termination of any material contract or any agreement which adversely affects its business; (h) received notice or had knowledge of any labor trouble other than routine grievance matters, none of which is material; (i) increased the salaries or other compensation of any of its directors, officers or employees or made any increase in other benefits to which employees may be entitled, other than employee salary increases made in the ordinary course of business; (j) sold, transferred or otherwise disposed of any of its assets, other than in the ordinary course of business; (k) declared or made any distribution or payments to any of its shareholders, officers or employees, other than wages and salaries made to employees in the ordinary course of business; (1) revalued any of its assets; or (m) entered into any transactions not in the ordinary course of business.

    10.10 NO BREACHES.   RV is not in violation of, and the consummation of
the transactions contemplated hereby do not and will not result in any material breach of, any of the terms or conditions of any mortgage, bond, indenture, agreement, contract, license or other instrument or obligation to which RV is a party or by which its assets are bound; nor will the consummation of the transactions contemplated hereby cause RV to violate any statute, regulation, judgment, writ, injunction or decree of any court, threatened or entered in a proceeding or action in which RV is, was or may be bound or to which any of RV's assets are subject.

    10.11 CONDITION OF RV'S ASSETS. RV's assets are currently in good and usable condition and there are no defects or other conditions which, in the aggregate, materially and adversely affect the operation or values of such assets. Except as disclosed on the attached Exhibit 10.11, no third party (including any officer or employee of RV) has any proprietary interest in any know-how or other intangible assets used by RV in the conduct of its business. All product which is currently being marketed by RV is operable for its intended purposes in accordance with its written specifications and trade representations.

    10.12 INVENTORY. Except as otherwise set forth on Exhibit 10.12, all inventories reflected in RV's latest financial statements in excess of the reserves for excess or obsolete inventories are stated at the lowest of cost, replacement cost or market, and, as so stated, are in good condition and usable or salable in the category in which they are inventoried, in the ordinary course of business of RV, without discounts other than normal trade discounts regularly offered by RV, for prompt payment or quantity purchase.

    10.13 ACCOUNTS RECEIVABLE.   The accounts receivable of RV represent valid
and enforceable obligations due to RV, and, except to the extent of the reserve reflected in the latest financial statements, to the Best Knowledge of RV shall be collectible by RV in the ordinary course of business. Except as set forth on the attached Exhibit 10.13, Southshore has not received any notice of any material counterclaim or set-off with respect to such accounts receivable.

    10.14 RV ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary corporate action on behalf of RV, has been duly executed and delivered by authorized officers of RV, and is a valid and binding Agreement on the part of RV that is enforceable against RV in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate action necessary to issue and deliver to the shareholders of Southshore the RV (as described in Section 4) has been taken by RV.

    10.15 PATENTS AND OTHER INTANGIBLE RIGHTS. Except as disclosed on Exhibit 10.15, RV (a) owns or has the exclusive right to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing; (b) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, tradename, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise; (c) owns or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others; and (d) is not using any confidential information to trade secrets of others.

    10.16 CHANGES IN SUPPLIERS AND CUSTOMERS. Except as disclosed on Exhibit 10.16, Southshore is not aware of any fact which indicates that any of the suppliers supplying products, components or materials to RV intends to cease selling such products to Southshore nor is Southshore aware of any fact which indicates that any major customer of RV intends to terminate its business relations with RV.

    10.17 NO LIENS OR ENCUMBRANCES. RV has good and marketable title to all of the property and assets, tangible and intangible, employed in the operations of its business, free of any material mortgages, security interests, pledges, easements or encumbrances of any kind whatsoever except as set forth on the attached Exhibit 10.17 and except for such property and assets as may be leased by RV.

    10.18 LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW. Except as set forth in Exhibits 10.4, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14,
10.15, 10.16, 10.17 or 10.18, there is no legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened (including those relating to the health, safety, employment of labor, or protection of the environment) pertaining to RV which might result in the aggregate in money damages payable by RV in excess of insurance coverage or which might result in a permanent injunction against RV. Except as set forth in such Exhibits, RV has substantially complied with, and is not in default in any respect under any laws, ordinances, requirements, regulations, or orders applicable to the business of RV, the violation of which might materially and adversely affect it. Except as set forth in such Exhibits, RV is not a party to any agreement or instrument, nor is it subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect the business, operations, prospects, property, assets or condition, financial or otherwise, of RV.

    10.19 CONTRACT SCHEDULES. Attached as Exhibit 10.19 hereto is an accurate list and summary description of the following:

          (a) All contracts, leases, agreements, covenants, licenses, instruments or commitments of RV pertaining to the business of RV calling for the payment of $5,000 or more or which is otherwise material to the business of RV, including, without limitation, the following:

               (i) Executory contracts for the manufacture and sale of products;

               (ii) Executory contracts for the purchase sale or lease of any assets;

              (iii) Management or consulting contracts;

               (iv) Patent, trademark and copyright applications,
                    registrations or licenses, and know-how, intellectual property and trade secret agreements or other licenses;

               (v) Note agreements, loan agreements, indentures and the like, other than those entered into and executed in the ordinary course of business;

               (vi) All sales, agency, distributorship or franchise
                    agreements; and

              (vii) Any other contracts not in the ordinary course of
                    business.

          (b) All labor contracts, employment agreements and collective bargaining agreements related to RV.

          (c) All instruments evidencing any liens or security interest securing any indebtedness of RV covering any asset of RV.

          (d) A listing generally describing all computer programs and related software proprietary to RV, and all management proprietary systems utilized by RV in its operations.

          (e) All profit sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of RV. Any and all documents, instruments and other writings not listed in any other schedule hereto which are material to the business operations of RV. Except as set forth in Exhibit 10.19(f), all of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items set forth above are valid, binding and in full force and effect in accordance with their terms and conditions, and there is no existing default thereunder or breach thereof by RV, or by any party to such contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by RV or by any other party to the contracts.

    10.20 LABOR MATTERS. There are no strikes, slowdowns, stoppages, organizational efforts, discrimination charges or other labor disputes pending or, to the knowledge of RV or any of its agent or employees, threatened against RV.

    10.21 INSURANCE. RV maintains in full force and effect insurance coverage on its assets and business in such amounts and against such risks and losses as set forth in Exhibit 10.21.

    10.22 ENVIRONMENTAL. Except as disclosed on Exhibit 10.22, and except for normal office and consumer products utilized in the ordinary course of business, the conduct and operation of the business of RV has not and does not:

          (a) Involve or require the storage, disposal, generation, manufacture, refinement, transportation, production or treatment of toxic wastes, hazardous wastes, or hazardous substances;

          (b) Resulted in any spill, discharge, leak, emission, injection, escape, dumping, or release of any kind onto the business premises, or into the environment surrounding the business premises, of any toxic wastes or hazardous substances; or

          (c) Involve or require the treatment, collection, storage or disposal of any refuse or objectionable wastes so as to require a permit or approval from the United States Environmental Protection Agency, or otherwise subject to the regulation of the United States Environmental Protection Agency or any state regulatory agency.

     The terms "hazardous wastes" and "hazardous substances" shall have the meaning specified by any applicable local, state, or federal statute or regulation concerning or governing water pollution, groundwater protection, air pollution, solid wastes, hazardous wastes, spills, and other releases of toxic or hazardous substances, transportation of hazardous substances, materials, and wastes and occupational or employee health and safety.

SECTION 11:  COVENANTS OF RV

     11.1 PRESERVATION OF BUSINESS. Until Closing, RV shall use its best efforts to:

          (a)  preserve intact the present business organization of RV;

          (b) maintain its property and assets in its present state of repair, order and condition, reasonable wear and tear excepted;

          (c) preserve and protect the goodwill and advantageous relationships of RV with its customers and all other persons having business dealings with RV;

          (d) preserve and maintain in force all licenses, permits, registrations, franchises, patents, trademarks, tradenames, trade secrets, service marks, copyrights, bonds and other similar rights of RV; and

          (e)  comply with all laws applicable to the conduct of its business

     11.2 ORDINARY COURSE. RV shall conduct its business only in the usual, regular and ordinary course, in substantially the same manner as previously, and shall not make any substantial change to its methods of management or operation in respect of such business or property. Without limiting the foregoing, RV shall not, with respect to RV:

          (a) sell, mortgage, pledge or encumber or agree to sell, mortgage, pledge or encumber, any of its property or assets;

          (b) incur any obligation (contingent or otherwise) or purchase, acquire, transfer, or convey, any material assets or property or enter into any contract or commitment;

          (c) discuss, solicit negotiate, enter into an agreement concerning any merger, consolidation or sale of all or substantially all of its assets except as contemplated by this Agreement.

     11.3 NEGATIVE COVENANTS. From the date hereof until the Closing date, unless and until Southshore and SAC otherwise consent in writing. RV will not
(a) change or alter the physical contents or character of the inventories of its business, so as to materially affect the nature of RV's business or materially and adversely change the total dollar valuation of such inventories from that reflected on the financial statements referred to in Section 10.4 other than in the ordinary course of business; (b) incur any obligations or liabilities (absolute or contingent) other than current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (c) mortgage, pledge or voluntarily subject to lien, charge or other encumbrance any assets, tangible or intangible, other than the lien of current property taxes not due and payable; (d) sell, assign or transfer any of its assets or cancel any debts or claims, other than in the ordinary course of business; (e) waive any right of any substantial value; (f) declare or make any payment or distribution to shareholders or issue, purchase or redeem any shares of its capital stock or other equity securities or issue or sell any rights to acquire the same; (g) grant any increase in the salary or other compensation of any of its directors, officers, or employees or make any increase in any benefits to which such employees might be entitled; (h) institute any bonus, benefit, profit sharing, stock option, pension, retirement plan or similar arrangement, or make any changes in any such plans or arrangements presently existing; or (i) enter into any transactions or series of transactions other than in the ordinary course of business.

     11.4 ACCESS TO BOOKS AND RECORDS. Premises, etc. From the date of this Agreement through the Closing date. RV will grant Southshore and SAC and their authorized representatives access to its books and records, premises, products, employees and customers and other parties with whom it has contractual relations during reasonable business hours for purposes of enabling Southshore and SAC to fully investigate the business of RV. RV will also deliver copies of its monthly statements of operations and financial condition for the period subsequent to the latest financial statements to Southshore and SAC as soon as such statements are available.

     11.5 COMPENSATION. RV shall not enter into or agree to enter into any employment contract or agreement for consulting, professional, or other services which will adversely and materially affect the operation of RV prior to the Closing Date.

SECTION 12:  TERMINATION

     12.1 TERMINATION. This Agreement may be terminated and abandoned solely as follows:

          (a) At any time until the Closing Date by the mutual agreement of the Board of Directors of RV, Southshore and SAC.

          (b) FAILURE OF CONDITIONS. This Agreement may be terminated by either party hereto, if the conditions, as set forth in this Agreement to such terminating party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination shall not limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

          (c)  MATERIAL BREACH.   This Agreement may be terminated by either
party if the other party is in material breach or default of its respective covenants, agreements or other obligations hereunder, or if any of its representations and warranties herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate.

          (d) By either Southshore, SAC or RV, if for any reason the parties have failed to close this Agreement on or before January 31, 2000, provided that neither Southshore, SAC nor RV is then in default hereunder.

     In the event of any termination pursuant to this Section 12.1 (other than pursuant to subparagraph 12.1(a)), written notice setting forth the reasons therefor shall forthwith be given by RV, if it is the terminating party, to Southshore and SAC, or by Southshore or SAC, if either of them is the terminating party, to RV.

     12.2 EFFECT OF TERMINATION. If Terminated as provided for in this Section, this Agreement shall forthwith become wholly void and of no effect, except for the confidentiality obligations set forth in Section 14 hereof, without liability to any party to this Agreement except for breach of this Agreement.

SECTION 13:  INDEMNIFICATION AND REMEDIES FOR BREACH

     13.1 INDEMNIFICATION BY SOUTHSHORE AND SAC.

          (a) Southshore and SAC shall defend, indemnify and hold RV harmless against and in respect of any damage, loss, liability, cost or expense, including expert witness fees and reasonable attorneys' fees, whether or not recoverable under applicable state law, resulting or arising from or incurred in connection with:

               (i) any misrepresentation, breach of warranty, or nonfulfillment or nonperformance of any agreement on the part of Southshore or SAC under this Agreement, or any misrepresentation or omission from any exhibit, schedule, list, certificate or other instrument furnished or to be furnished by them under this Agreement;

               (ii) any  and  all  liabilities  of Southshore  or  SAC  of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether known or unknown, except to the extent that any such liability arises from RV's failure to perform or discharge, when due. RV's future obligations; and

              (iii) any actions,  suits, proceedings, damages, assessments, judgments, costs or expenses incident to any of the foregoing.

          (b) Promptly after the receipt by RV of notice of any claim asserted by a third party that may give rise to Southshore or SAC's liability to RV under this Section, RV shall give to Southshore or SAC respectively written notice of such claim, and Southshore or SAC shall be entitled to participate at its own expense in the defense of any such claim. RV shall not pay, acknowledge, compromise or settle any such claim without the written consent of Southshore or SAC, unless such payment, acknowledgement, compromise or settlement results in a full and complete release and discharge of Southshore and SAC from any liability.

     13.2 INDEMNIFICATION BY RV.

          (a) RV shall defend, indemnify and hold Southshore and SAC harmless against and in respect of any damage, loss, liability, cost or expense, including expert witness fees and reasonable attorneys' fees, whether or not recoverable under applicable state law, resulting or arising from or incurred in connection with:

               (i) any misrepresentation, breach of warranty, or nonfulfillment or nonperformance of any agreement on the part of RV under this Agreement, or any misrepresentation or omission from any exhibit, schedule, list, certificate or other instrument furnished or to be furnished by it under this Agreement;

               (ii) any and all liabilities of RV of any nature whatsoever, whether accrued, absolute, contingent or otherwise and whether known or unknown, except to the extent that any such liability arises from Southshore or SAC's failure to perform or discharge, when due, Southshore or SAC's future obligations;

              (iii) any actions,  suits, proceedings, damages,  assessments, judgments, costs or expenses incident to any of the foregoing.

          (b) Promptly after the receipt by Southshore or SAC of notice of any claim asserted by a third party that may give rise to RV's liability to Southshore or SAC under this Section, Southshore or SAC shall give to RV written notice of such claim and RV shall be entitled to participate at its own expense in the defense of any such claim. Neither Southshore nor SAC shall pay, acknowledge, compromise or settle any such claim without the written consent of RV, unless such payment, acknowledgement, compromise or settlement results in a full and complete release and discharge of RV from any liability.


     13.3 ADDITIONAL NOTICE. Notwithstanding the provisions of Sections 13.1 or 13.2 above, promptly after the receipt by any party hereto of notice of any claim asserted by a third party that may give rise to the liability of any party for which the right to indemnification may be claimed under this Section, such party shall give to each other party written notice of such claim as soon as practicable. The provisions of this Section 13.3 in addition to and not in lieu of the covenants of the parties contained in Sections 13.1 or 13.2 above.

     13.4 DETERMINATION OF DAMAGES AND RELATED MATTERS.

          (a) Upon the occurrence of any event which would give rise to a claim by Southshore or SAC against, or to a right of defense and indemnity against RV pursuant to this Section 13, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which RV may become obligated to Southshore or SAC hereunder, Southshore and SAC shall give notice to RV of the occurrence of such event and shall identify Southshore or SAC's choice of counsel to represent such investigation, claim or proceedings, provided that the failure of Southshore or SAC to give notice shall not affect the indemnification obligations of RV hereunder. Southshore or SAC (i) shall have the exclusive right to so defend, contest or protect against such matter utilizing the counsel of Southshore or SAC's choice (who shall be reasonably acceptable to RV), and (ii) without further notice may set off or apply against all amounts due RV hereunder, or their affiliates, under any instrument or pursuant to any obligation, the full amount for which indemnification hereunder is provided. RV shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof by counsel of their choice.

          (b) As Southshore or SAC incurs expenses for which indemnification hereunder is provided and after any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, Southshore or SAC shall forward to RV notice of any sums due and owing by them pursuant to this Agreement with respect to such matter and they shall be required to pay all of the sums so due and owing to Southshore or SAC by certified or bank cashier's check within ten (10) days of such notice.

          (c) Upon the occurrence of any event which would give rise to a claim by RV against, or to a right of defense and indemnity against Southshore or SAC pursuant to this Section 13, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which Southshore or SAC may become obligated to RV hereunder. RV shall give notice to Southshore or SAC respectively of the occurrence of such event and shall identify their choice of counsel to represent such investigation, claim or proceedings, provided that the failure of RV to give notice shall not affect the indemnification obligations of Southshore or SAC hereunder. RV (i) shall have the exclusive right to so defend, contest or protect against such matter utilizing the counsel of their choice (who shall be reasonably acceptable to Southshore or SAC), and (ii) without further notice may set off or apply against all amounts due Southshore or SAC hereunder, or their affiliates, under any instrument or pursuant to any obligation, the full amount for which indemnification hereunder is provided. Southshore and SAC shall have the right, but not the obligation, to participate, at their own expense, in the defense thereof by counsel of their choice.

          (d) As RV incurs expenses for which indemnification hereunder is provided and after any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated. RV shall forward to Southshore or SAC notice of any sums due and owing by it pursuant to this Agreement with respect to such matter, and Southshore or SAC respectively shall be required to pay all of the sums so due and owing to RV by certified or bank cashier's check within ten
(10) days of such notice.

     13.5 REMEDIES FOR BREACH. In the event of any material breach of any of the provisions of this Agreement, including but not limited to any breach of any covenant, warranty or representation made by any party hereto, the other party may terminate this Agreement as provided for in Section 12.1 above. Specific performance shall not be a remedy available to any party for breach of this Agreement.

SECTION 14:  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     Each of the parties hereto recognizes and acknowledges that it has and will have access to certain nonpublic information of the others which shall be deemed the confidential information of the other parties that is included in the assets (including, but not limited to, business plans, costs, trade secrets, licenses, research projects, profits, markets, sales, customer lists, strategies, plans for future development, financial information and any other information of a similar nature) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of the parties. Information shall not be deemed Confidential Information and afforded the protections of this Section 14 if, on the Closing Date, such information has been (i) developed by the receiving party independently of the disclosing party, (ii) rightfully obtained without restriction by the receiving party from a third party, provided that the third party had full legal authority to possess and disclose such information, (iii) publicly available other than through the fault or negligence of the receiving party,
(iv) released without restriction by the disclosing party to anyone, including the United States government, or (v) properly and lawfully known to the receiving party at the time of its disclosure, as evidenced by written documentation conclusively established to have been in the possession of the receiving party on the date of such disclosure. Each of the parties hereto agrees that they will not disclose, and that they will use their best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of the parties. Notwithstanding, a party may use and disclose any such confidential information to the extent that a party may become compelled by Legal Requirements to disclose any such information; provided, however, that such party shall use all reasonable efforts and shall have afforded the other parties the opportunity to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for any such information compelled to be disclosed. In the event of termination of this Agreement, each party shall use all reasonable efforts to cause to be delivered to the other parties, and to retain no copies of, any documents, work papers and other materials obtained by such party or on such party's behalf during the conduct of the matters provided for in this
Agreement, whether so obtained before or after the execution hereof.   Each of
the parties recognizes and agrees that violation of any of the agreements contained in this Section 14 will cause irreparable damage or injury to the other parties, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, the other shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies the parties may have against each other.

SECTION 15:  EXPENSES

     Each of the parties will pay all costs and expenses of its or his performance and compliance with this Agreement. Notwithstanding the foregoing, if the Agreement is not consummated by reason of a default of one of the parties, then the expenses of each of the parties in connection with the transaction contemplated herein shall be paid by such defaulting party.

SECTION 16:  MISCELLANEOUS

     16.1 ATTORNEY'S FEES. In any action at law or in equity or in any arbitration proceeding, for declaratory relief or to enforce any of the provisions or rights or obligations under this Agreement, the unsuccessful party to such proceeding, shall pay the successful party or parties all statutorily recoverable costs, expenses and reasonable attorneys' fees incurred by the successful party or parties including without limitation costs, expenses, and fees on any appeals and the enforcement of any award, judgment or settlement obtained, such costs, expenses and attorneys' fees shall be included as part of the judgment. The successful party shall be that party who obtained substantially the relief or remedy sought, whether by judgment, compromise, settlement or otherwise.

     16.2 SURVIVAL AND INCORPORATION OF REPRESENTATIONS. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof for a period of one (1) year, and all statements contained in any certificate or other document delivered by any party hereunder or in connection herewith shall be deemed to constitute representations and warranties made by that party to this Agreement.

     16.3 INCORPORATION BY REFERENCE. All appendices to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

     16.4 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to, or shall, confer any rights or remedies under, or by reason of, this Agreement, on any person other than the parties hereto and their respective and proper successors and assigns. Nor shall anything in this Agreement act to relieve or discharge the obligation or liability of any third persons to any party to this Agreement.

     16.5 AMENDMENTS AND WAIVERS.   This Agreement may not be amended, nor may
compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

     16.6 WAIVER. No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the parties shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of any party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

     16.7 GOVERNING LAW - CONSTRUCTION. This Agreement, and the rights and obligations of the respective parties, shall be governed by and construed in accordance with the laws of the State of Colorado, excluding conflict of law provisions which would act to apply the laws of another state. Notwithstanding the preceding sentence, it is acknowledged that each party hereto is being represented by, or has waived the right to be. represented by, independent counsel. Accordingly, the parties expressly agree that no provision of this Agreement shall be construed against any party on the ground that the party or its counsel drafted the provision. Nor may any provision of this Agreement be construed against any party on the grounds that party caused the provision to be present.

     16.8 LIMITATION OF ACTIONS. No action may be brought by any party to this Agreement to enforce any covenant made by any party hereto or to seek damages or equitable relief arising from any claimed breach or nonperformance of a covenant, representation, warranty or other performance provided for herein unless such action is commenced within one (1) year of the date of Closing. The parties hereto agree to be bound by the aforesaid limitation of actions notwithstanding the provisions of any applicable statutory limitation of actions to the contrary.

     16.9 NOTICES. Any notice, communication, offer, acceptance, request, consent, reply, or advice (herein severally and collectively, for convenience, called "Notice"), in this Agreement provided or permitted to be given, served, made, or accepted by any party or person to any other party or parties, person or persons, hereunder must be in writing, addressed to the party to be notified at the address set forth below, or such other address as to which one party notifies the other in writing pursuant to the terms of this Section, and must be served by (1) telefax or other similar electronic method, or (2) depositing the same in the United States mail, certified, return receipt requested and postage paid to the party or parties, person or persons to be notified or entitled to receive same, or (3) delivering the same in person to such party.

     Notice shall be deemed to have been given immediately when sent by telefax or other electronic method and seventy-two hours after being deposited in the United States mail, or when personally delivered in the manner hereinabove described. Notice provided in any manner not specified above shall be effective only if and when received by the party or parties, person or persons to be, or provided to be notified.

     All notices, requests, demands and other communications required or permitted under this Agreement shall be addressed as set forth below:

               To Southshore:      Ken Dalton
                                   c/o Active Medical
                                   790 Umatilla Street
                                   Denver, Colorado  80204

               With copies to:     Tom Boyle, Esq.
                                   Krys, Boyle, Freedman & Sawyer
                                   South Tower
                                   600 17th Street, Suite 2700
                                   Denver, Colorado 80202-5427

               To RV:              RV Holiday.com, Inc.
                                   5373 North Union Boulevard, Suite 100
                                   Colorado Springs, Colorado  80918

               With copies to:     Clifford L. Neuman, Esq.
                                   Neuman & Drennen, LLC
                                   1507 Pine Street
                                   Boulder, Colorado 80302

Any party receiving a facsimile transmission shall be entitled to rely upon a
facsimile transmission to the same extent as  if it were an original.   Any
party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

    16.10 FAX/COUNTERPARTS. This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same documents. For all evidentiary purposes, any one complete counter set of this Agreement shall be considered an original.

    16.11 CAPTIONS. The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

    16.12 SEVERABILITV. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

    16.13 JURISDICTION AND VENUE. Jurisdiction over any action, proceeding or arbitration shall be proper only if filed and maintained in Colorado, and venue shall be proper therefor only in the County of Boulder as to state court proceedings or the District Court for the District of Colorado as to federal court proceedings.

    16.14 GOOD FAITH COOPERATION AND ADDITIONAL DOCUMENTS. The parties shall use their best good faith efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence. Each party covenants and agrees to cooperate in good faith and to enter into and deliver such other documents and papers as the other party reasonably shall require in order to consummate the transactions contemplated hereby, provided in each instance, any such document is in form and substance approved by the parties and their respective legal counsel.

    16.15 Legal Counsel. Each of the parties are being represented by independent counsel; RV acknowledges that it is being represented by Clifford
L. Neuman of Neuman & Drennen, LLC; and Southshore by Tom Boyle of Krys, Boyle, Freedman & Sawyer.

    16.16 NO FINDERS OR BROKERS FEES. Both parties agree that there are no finders fees or brokers fees due to any person or entity in connection with the transactions contemplated or provided for herein.

    16.17 ASSIGNMENT. Neither party may directly or indirectly assign or delegate, by operation of law or otherwise, all or any portion of its/their/his rights, obligations or liabilities under this Agreement without the prior written consent of all other parties, which consent may be withheld in their respective sole and absolute discretion.

    16.18 LIST OF EXHIBITS.  The following Exhibits are attached to this
Agreement:

                                  EXHIBITS

Exhibit 2.2         Short Form Agreement and Plan of Merger
Exhibit 4.3         Subscription Agreement
Exhibit 6.2(d)      Employment Agreement with John Deufel
Exhibit 8.6         Southshore Disclosure Schedule (Material Defaults)
Exhibit 8.7         Southshore Exceptions to Timely Filing of Taxes; Tax
                    Related Disputes
Exhibit 8.8 Southshore Actions, Proceedings, Orders, Writs, Injunctions, Decrees, Liability for Damages
Exhibit 8.9         Southshore Post Balance Sheet Changes
Exhibit 8.11        Southshore Third Party Proprietary Interest in Intangible
                    Assets
Exhibit 8.12 Southshore Exceptions to Inventory Valuation, Condition and Marketability
Exhibit 8.13 Southshore Exceptions to Collectability of Accounts Receivable (Material Counterclaims or Set-Offs)
Exhibit 8.15 Southshore Exceptions to Ownership of Patents and Other Intangible Rights
Exhibit 8.16        Southshore Changes in Suppliers and Customers
Exhibit 8.17        Southshore Liens or Encumbrances
Exhibit 8.18        Southshore and SAC Current Employees
Exhibit 8.19 Southshore Pending or Threatened Legal, Administrative, or Other Proceedings or Governmental Investigation, Exceptions to Compliance with Laws, Ordinances, Requirements, Regulations, or Orders
Exhibit 8.20        Southshore Material Contract Agreements
Exhibit 8.20(f) Southshore Defaults or Breaches of Existing Contracts, Agreements, Leases, Licenses, Plans, Arrangements and Commitments
Exhibit 8.22        Southshore Insurance Coverage
Exhibit 8.23 Southshore Environmental Concerns: Hazardous Waste Production, Storage, etc.
Exhibit 10.4        RV Financial Statements
Exhibit 10.5        RV: Other Equity Securities; Outstanding Purchase Rights
Exhibit 10.6        RV Disclosure Schedule (Material Defaults
Exhibit 10.7        RV Exceptions to Timely Filing of Taxes
Exhibit 10.8        RV Pending or Threatened Actions or Proceedings
Exhibit 10.9        RV Post Balance Sheet Changes
Exhibit 10.11       RV Third Party Proprietary Interest in Intangible Assets
Exhibit 10.12       RV Exceptions to Inventory Valuation, Condition and
                    Marketability
Exhibit 10.13 RV Exceptions to Collectability of Accounts Receivable (Material Counterclaims or Set-Offs)
Exhibit 10.15       RV Exceptions to Ownership of Patents and Other Intangible
                    Rights
Exhibit 10.16       RV Changes in Suppliers and Customers
Exhibit 10.17       RV Liens or Encumbrances
Exhibit 10.18 RV Pending or Threatened Legal, Administrative or Other Proceedings or Governmental Investigation, Exceptions to Compliance with Laws, Ordinances, Requirements, Regulations or Orders
Exhibit 10.19       RV Material Contract Agreements
Exhibit 10.19(f) RV Defaults or Breaches of Existing Contracts, Agreements, Leases, Licenses, Plans, Arrangements and Commitments
Exhibit 10.20       RV Insurance Coverage
Exhibit 10.21       RV Environmental Concerns: Hazardous Waste Production,
                    Storage, etc.

    16.19 ENTIRE AGREEMENT - AMENDMENT. For purposes of this Section, the term "Agreement" shall include this Agreement and the Exhibits and other documents attached hereto or described in Section 16.18. This Agreement, and other documents delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, letters of intent, representations, warranties, disclosures, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting that subject matter.

    16.20 AUTHORITY TO SIGN. Each of the persons signing below on behalf of any party hereby represents and warrants that s/he or it is signing with full and complete authority to bind the party on whose behalf of whom s/he or it is signing, to each and every term of this Agreement.

    16.21 EXECUTION OF DOCUMENTS. The parties hereto agree to execute and deliver any and all other documents necessary and convenient to effectuate the exchange of stock herein provided for, and RV as an inducing condition, represent that it has the authority to enter into this Agreement and to make the foregoing commitments for itself.

    16.22 TIME. Time is of the essence of this Agreement and each of its provisions.

     IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

                                   SOUTHSHORE CORPORATION,
                                   a Colorado corporation


                                   By:
                                        --------------------------------
                                        Kenneth Dalton, President

                                   RV HOLIDAY.COM, INC.,
                                   a Colorado corporation


                                   By:
                                        --------------------------------
                                        John Deufel, President